Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller	Document Number 20120610091-92
Ross Miller Secretary of State	Date and Time 08/31/2012 5:59AM
State of Nevada	Entity Number E0457202012-3

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	ONLINE SECRETARY, INC.
2. Resident Agent for Service of Process:	STATE AGENT AND TRANSFER SYNDICATE, INC. 112 NORTH CURRY STREET CARSON CITY, NEVADA 89703
3. Authorized Stock:	Number of shares with par value: 75,000,000 Par Value: $.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	VIJAY JOSHI 112 NORTH CURRY STREET CARSON CITY, NEVADA 89703
5. Purpose:	The purpose of the Corporation shall be:
6. Name, Address and Signature of Incorporator:	Kris Osborn for Agent and Transfer Syndicate, Inc. 112 North Curry Street Carson City NV 89703	/s/Kris Osborn Signature
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Resident Agent for the above named Entity.
	/s/Kris Osborn Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	08/31/2012 Date